News Release
Carvana Co. Announces Upsize and Pricing of Senior Notes Offering
PHOENIX – (BUSINESS WIRE) – September 23, 2020 – Carvana Co. (“Carvana”) (NYSE: CVNA), a leading e-commerce platform for buying and selling used cars, today announced it has upsized and priced the private placement of (i) $500.0 million in aggregate principal amount of its 5.625% Senior Notes due 2025 (the “2025 Notes”) and (ii) $600.0 million in aggregate principal amount of its 5.875% Senior Notes due 2028 (the “2028 Notes” and, collectively, the “Notes”). The Company upsized its offering of 2028 Notes by $100.0 million aggregate principal amount from the previously announced amount. The Notes will be issued under separate indentures to be entered into upon the closing of the offering, which Carvana anticipates will take place on or about October 2, 2020, subject to customary closing conditions. Carvana intends to use a portion of the net proceeds from the offering to redeem in full $600.0 million aggregate principal amount of its outstanding 8.875% Senior Notes due 2023 (the “2023 Notes”), and the remainder of the net proceeds to pay fees and expenses related to the offering and for general corporate purposes.
The 2025 Notes will bear interest at a rate of 5.625% per year and the 2028 Notes will bear interest at a rate of 5.875% per year, payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2021. The 2025 Notes will mature on October 1, 2025, and the 2028 Notes will mature on October 1, 2028, in each case unless earlier redeemed or repurchased.
The Notes, which generally will be guaranteed on a senior unsecured basis by Carvana’s existing domestic subsidiaries, are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Offers of the Notes are being made only by means of a private offering memorandum. Furthermore, this press release is not an offer to purchase or a solicitation of an offer to purchase any 2023 Notes and does not constitute a redemption notice for the 2023 Notes.
About Carvana Co.
Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 15,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the Notes offering and the anticipated use of the net proceeds therefrom. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.
Contact:
Investor Relations:
Mike Levin
investors@carvana.com
or

Media Contact:

Amy O’Hara
press@carvana.com